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                                  EXHIBIT 23.0

                       CONSENT OF BEARD MILLER COMPANY LLP





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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference into the previously filed Registration Statements on Form S-8 (Nos. 333-126611 and 333-113302) of Clifton Savings Bancorp, Inc. (the "Company") of our reports dated May 31, 2007, included in the Company's Annual Report on Form 10-K for the year ended March 31, 2007.

/s/ Beard Miller Company LLP


Beard Miller Company LLP
Pine Brook, New Jersey
June 12, 2007